THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

June 15, 2015

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for Common Stock of
Neste Oil OYJ
(Form F-6 File No. 333-154384)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in name from Neste Oil OYJ to Neste Oyj and the removal of the Par Value. The change is effective June 15, 2015.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Neste Oil OYJ.

The Prospectus has been revised to reflect the removal of the Par Value and new name as follows:

“Neste Oyj”

Please contact me with any questions or comments at 212 815-3098

Rafia Khan

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)